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                                                                  EXHIBIT 23(b)


                                    ARTHUR
                                   ANDERSEN

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) to register 6 million shares of Common Stock of UtiliCorp United Inc. of our report dated November 10, 1995, which is included in UtiliCorp United Inc.'s Form 8-K/A dated April 1, 1996. It should be noted that we have not audited any financial statements of United Energy Limited subsequent to June 30, 1995.


                                            /s/ Arthur Andersen


Melbourne, Australia,
  October 25, 1996